EXHIBIT 16.1

RBSM LLP Accountants and Advisors 5 West 37th Street 9th Floor New York, NY 10018 212.868.3669 212.868.3498/Fax

January 5, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Debt Resolve, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of Debt Resolve, Inc.'s Form 8-K report dated January 6, 2012.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

RBSM LLP

RBSM LP Accountants and Advisors 5 West 37 th Street 9 th Floor New York, NY 10018 212.868.3669 212.868.3498/Fax

 January 5, 2012

Members of the Audit Committee

Debt Resolve, Inc.
150 White Plains Rd.
Suite 108
Tarrytown, NY 10591

Gentlemen:

The purpose of this letter is to confirm the client-auditor relationship between Debt Resolve, Inc. (Commission File Number 1-33110) and RBSM LLP has ceased.

Sincerely, RBSM LLP

George L. Riggs, III, CPA

cc:	Office of the Chief Accountant Securities and Exchange Commission 100 F Street, North East Washington, D.C. 20549

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